UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Rd., Ste. 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Transition Agreement

On September 17, 2026, Vivakor, Inc. (the “Company”) and its wholly-owned subsidiary Vivakor Administration, LLC, entered into a Mutual Transition Agreement (the “Transition Agreement”) with Leslie D. Patterson (“Patterson”), Vivakor’s then Executive Vice President and Chief Operating Officer, related to Patterson’s resignation from all positions he holds with the Company, effective September 24, 2026 (the “Transition Date”). Under the terms of the Transition Agreement Vivakor is obligated to pay Patterson as full satisfaction of all alleged wages owed, bonuses, severance, unpaid benefits, etc. and any alleged non-wage damages, (i) all wages owed to Patterson through the Transition Date, and (ii) the sum of $150,000 on or before the time that is twenty-fours after the Transition Date.

The Company and Patterson have agreed to enter into a mutually-agreeable Consulting Agreement on or before October 9, 2026, which agreement will govern the terms of Patterson’s ongoing relationship with the Company, with the Company obligated to issue Patterson shares of its common stock, under the Company’s then-current equity compensation plan registered on Form S-8, as compensation for his consulting services.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Transition Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Transition Agreement, and such description is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Leslie D. Patterson

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. Pursuant to the terms of the Transition Agreement discussed in Item 1.01, Patterson resigned from his positions of Executive Vice President and Chief Operating Officer, effective September 24, 2026. The Company is not aware of any disagreements between Patterson and the Company. The Company has provided Patterson with a copy of this Form 8-K and the disclosures made herein and has furnished Patterson with the opportunity to promptly address a letter to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respect in which he does not agree. If the Company receives such a letter it will file that letter as an amendment to this Form 8-K within two business days after receipt of the letter.

Item 7.01	Regulation FD Disclosure.

On September 30, 2026, the Company issued a press release announcing the Company’s 1-for-15 Reverse Stock Split, to be effective open of market on October 5, 2026. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in this Item 7.01.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Transition Agreement with Leslie Patterson dated September 17, 2026
99.1[1]	Press Release dated September 30, 2026 Announcing 1-for-15 Reverse Stock Split
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

[1]	Exhibit is furnished and not filed, as described in Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: September 30, 2026	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chairman, President, and CEO

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